UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

March 31, 2017

Date of Report (Date of earliest event reported)

SUCCESS HOLDING GROUP INTERNATIONAL, INC.
(Exact name of Company as specified in its charter)

Nevada	333-188563	99-0378256
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

215 North Jefferson Box 951 Ossian, Indiana	46777
(Address of principal executive offices)	(Zip Code)

260-450-1982

Company’s telephone number, including area code

531 Airport North Office Park

Fort Wayne, Indiana 46825

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the Company under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers.

On March 31, 2017, Y. Tristan Kuo, due to personal reasons, submitted his resignation from his position as the Chief Financial Officer of the Company effective April 14, 2017. Mr. Kuo will provide ongoing services to the Company for a period of six months in the role of consultant.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SUCCESS HOLDING GROUP INTERNATIONAL INC.

Date: April 4, 2017	By:	/s/ Chi Jui Hong
Chi Jui Hong
Chief Executive Officer

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